=========================================================


                  CREDIT AGREEMENT (364 Day Facility)


                    dated as of November 15, 1996,


                                 among


                           REVCO D.S., INC.,
                             as Borrower,


                            BANQUE PARIBAS


                                  and


                       BANK OF AMERICA ILLINOIS,
                              as Lenders


                                  and


                  BANK OF AMERICA NATIONAL TRUST AND
                         SAVINGS ASSOCIATION,
                        as Administrative Agent




      =========================================================

                           TABLE OF CONTENTS


                                                        Page

ARTICLE I    INCORPORATION OF BANK CREDIT AGREEMENT.......1
             1.1.   Incorporation.........................1


ARTICLE II   COMMITMENTS..................................3
             2.1.   Commitments...........................3
                    2.1.1. Revolving Credit Commitments...3
                    2.1.2. Lenders Not Required to Extend
                           Credit.........................3
             2.2.   Reduction of Total Revolving Credit
                    Commitment Amount.....................3
                    2.2.1. Optional Reductions............3
             2.3.   Fees..................................4
                    2.3.1. Non-Use Fee....................4
                    2.3.2. Facility Fee...................4


ARTICLE III  LOANS AND NOTE...............................4
             3.1.   Loan Procedure........................4
                    3.1.1. Loan Requests..................4
                    3.1.2. Funding of Borrowings..........5
             3.2.   Note..................................5
             3.3.   Interest Payments.....................6
             3.4.   Use of Proceeds.......................6


ARTICLE IV   AGREEMENT EFFECTIVENESS AND CONDITIONS TO
             CREDIT EXTENSIONS............................6
             4.1.   Effective Date........................6
                    4.1.1. Resolutions, etc...............6
                    4.1.2. Note; Debt Registration
                           Agreement......................7
                    4.1.3. No Contest, etc................7
                    4.1.4. No Materially Adverse Effect...7
                    4.1.5. Certificate as to Warranties,
                           No Default, etc................8
                    4.1.6. Opinions of Counsel............8
                    4.1.7. Closing Fees, Expenses, etc....8

ARTICLE V    EVENTS OF DEFAULT............................8
             5.1.   Events of Default.....................8
                    5.1.1. Non-Payment of Obligations.....8
                    5.1.2. Non-Performance of Certain
                           Covenants......................8
                    5.1.3. Non-Performance of Other
                           Obligations....................9
                    5.1.4. Bankruptcy, Insolvency, etc....9
                    5.1.5. Breach of Warranty.............9
                    5.1.6. Default on Other Indebtedness,
                           etc...........................10
                    5.1.7. Invalidity of
                           HSI Guaranty..................10
                    5.1.8. Non-Acceptance of Debt
                           Registration Agreement........10
                    5.1.9. Pension Plans.................10
                    5.1.10. Judgments....................11
                    5.1.11. Change in Control............11
             5.2.   Action if Bankruptcy.................11
             5.3.   Action if Other Event of Default.....11


ARTICLE VI   MISCELLANEOUS...............................12
             6.1.   Waivers, Amendments, etc.............12
             6.2.   Fees and Expenses....................13
             6.3.   Indemnification......................14
             6.4.   Survival.............................16
             6.5.   Severability.........................16
             6.6.   Headings.............................16
             6.7.   Counterparts.........................16
             6.8.   Governing Law; Entire Agreement......16
             6.9.   Successors and Assigns...............16
             6.10.  Other Transactions...................17
             6.11.  Waiver of Jury Trial, Etc............17
             6.12.  Submission to Jurisdiction...........17

                           INDEX OF EXHIBITS


EXHIBIT A    -  Form of Note

EXHIBIT F-1  -  Form of Opinion of Jack A. Staph, Esq.

EXHIBIT F-2  -  Form of Opinion of Mayer, Brown & Platt

EXHIBIT I    -  Form of Debt Registration Agreement

                           CREDIT AGREEMENT
                          (364 Day Facility)


     THIS CREDIT AGREEMENT (364 Day Facility), dated as of November 15, 1996, among REVCO D.S., INC., a Delaware corporation ("Revco"), BANQUE PARIBAS, a French banking corporation ("Paribas"), BANK OF AMERICA ILLINOIS, an Illinois banking corporation, formerly known as Continental Bank ("BAI", and, with Paribas, the "Lenders"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as administrative agent (in such capacity, the "Administrative Agent") for the Lenders.


                          W I T N E S E T H:

     WHEREAS, the parties hereto are parties to that certain Amended and Restated Credit Agreement, dated as of July 27, 1995 (as amended or otherwise modified and in effect on the date hereof, the "Existing Bank Credit Agreement" and, as hereafter amended or otherwise modified and from time to time in effect with the prior written consent thereto for purposes hereof by the Lenders, the "Bank Credit Agreement"); and

     WHEREAS, Revco desires to obtain commitments from the Lenders for revolving loans to Revco in an aggregate principal amount outstanding at any time not to exceed $125,000,000;

     NOW, THEREFORE, the parties hereto, intending legally to be bound hereby, agree as follows:


                               ARTICLE I

                INCORPORATION OF BANK CREDIT AGREEMENT

     SECTION 1.1. Incorporation. Except as expressly set forth herein, the Bank Credit Agreement is hereby incorporated herein by reference as if set forth at length, including Revco's representations and warranties, covenants and agreements and its other obligations under the Bank Credit Agreement, together with related definitions and other interpretative provisions, in each case mutatis mutandis, including that references therein to:

          (a) "Administrative Agent" or "Agent" are deemed to refer to the Administrative Agent hereunder;

          (b) "Agreement" are deemed to refer to this Agreement;

          (c) "Borrowing" are deemed to refer to the Loans made on any Business Day in accordance with Section 3.1 of this Agreement;

          (d) Sections 9.1.4 and 9.3 in the definition of "Commitment Termination Event" are deemed to refer to Sections 5.1.4 and 5.3 of this Agreement, respectively;

          (e) "Event of Default" are deemed to refer to an Event of Default hereunder;

          (f) "Fee Letter" are deemed to refer to the Fee Letter hereunder;

          (g) "Indemnified Liabilities" are deemed to refer to the Indemnified Liabilities hereunder;

          (h) Section 3.1 in the definition of "Interest Period" are deemed to refer to Section 3.1 of this Agreement;

          (i) "Letters of Credit" are deemed to be deleted;

          (j) "Loans" or "Revolving Loans" are deemed to refer to Loans hereunder; and

          (k) "Note" are deemed to refer to the Note hereunder;

          (l) "Revolving Credit Commitment" are deemed to refer to each Lender's Commitment hereunder;

          (m) the percentage "50%" in the definition of "Required
     Lenders" are deemed to refer to the percentage "66-2/3%";

          (n) the date "July 27, 2000" in the definition of "Revolving Credit Commitment Termination Date" are deemed to refer to the date "November 14, 1997";

          (o) "Revolving Lender" are deemed to refer to each Lender hereunder;

          (p) "Total Revolving Credit Commitment Amount" are deemed to refer to the Total Revolving Credit Commitment Amount hereunder.

                              ARTICLE II

                              COMMITMENTS

     SECTION 2.1. Commitments. Subject to the terms and conditions of this Agreement (including Article IV), each Lender severally and for itself alone agrees to provide the commitments described in this
Section 2.1.

     SECTION 2.1.1. Revolving Credit Commitments. Each Lender will, from time to time on any Business Day on or after the Effective Date and before the Revolving Credit Commitment Termination Date, make Loans (relative to such Lender, its "Loans") to Revco equal to its Percentage of the aggregate principal amount of any Borrowing of Loans requested from all Lenders on such Business Day.

     The commitment of each Lender described in this Section 2.1.1 is herein referred to as its "Commitment" and is initially set forth against such Lender's name on the signature pages hereto together with such Lender's initial Percentage.

     SECTION 2.1.2. Lenders Not Required to Extend Credit. No Lender shall be required to make any Loan if, after giving effect thereto, the then aggregate outstanding principal amount of all Loans relative to

          (i) all Lenders would exceed $125,000,000 (as such amount may be reduced from time to time pursuant to Section 2.2, the "Total Revolving Credit Commitment Amount"), or

          (ii) such Lender would exceed its Percentage (after giving effect to all Loans (whether or not funded by any particular Lender) as if each Lender had funded its respective Loans in accordance with the terms of this Agreement) of the aggregate principal amount of all Loans outstanding from all Lenders.

Subject to the terms hereof, Revco may from time to time borrow, prepay and reborrow Loans pursuant to the Commitments.

     SECTION 2.2. Reduction of Total Revolving Credit Commitment
Amount. The Total Revolving Credit Commitment Amount is subject to reduction from time to time pursuant to this Section 2.2.

     SECTION 2.2.1. Optional Reductions. Revco may, from time to time on any Business Day, voluntarily reduce the amount of the Total Revolving Credit Commitment Amount; provided that all such reductions shall require at least 2 Business Days' prior written notice to the Administrative Agent and be permanent, and any partial reduction of the Total Revolving Credit Commitment Amount shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000.

     SECTION 2.3. Fees. Revco agrees to pay the fees set forth in this
Section 2.3.

     SECTION 2.3.1. Non-Use Fee. Revco agrees to pay to the Administrative Agent for the account of the Lenders (ratably according to their respective Percentages) a non-use fee at a rate per annum equal to the Non-Use Fee minus 0.025% on the daily average Unused Total Revolving Credit Commitment Amount for the period from the Effective Date to the Revolving Credit Commitment Termination Date, payable in arrears on each Quarterly Payment Date and the Revolving Credit Commitment Termination Date for the period then ended for which such fee has not theretofore been paid.

     SECTION 2.3.2. Facility Fee. On the Effective Date, Revco agrees to pay the Administrative Agent for the account of the Lenders
(ratably according to their respective Percentages), the fees required by the letter agreement dated November 15, 1996 between Revco and BofA (the "Fee Letter").


                              ARTICLE III

                            LOANS AND NOTE

     SECTION 3.1. Loan Procedure. Borrowings of Loans shall be made in accordance with this Section 3.1.

     SECTION 3.1.1. Loan Requests. By delivering to the Administrative Agent a duly completed and executed Revolving Loan Request therefor, in the case of a proposed Borrowing of Eurodollar Rate Loans, at or before 10:00 a.m., San Francisco time, on a Business Day not less than 3 and not more than 5 Business Days before the proposed Borrowing Date therefor provided that in the case of a Borrowing of Eurodollar Loans to be made on the Effective Date such notice shall be given 3 Business Days prior to the Effective Date, or in the case of a proposed Borrowing of Base Rate Loans, at or before 10:00 a.m., San Francisco time, on the Business Day next preceding the proposed Borrowing Date therefor, Revco may request that the Lenders make Loans to Revco on the Borrowing Date specified therefor in such request, in each case in a minimum aggregate principal amount of $5,000,000 and integral multiple of $100,000 (or, if less, the Unused Total Revolving Credit Commitment Amount) for Base Rate Loans and a minimum aggregate principal amount of $5,000,000 and integral multiple of $100,000 for Eurodollar Rate Loans. After giving effect to any Borrowing, there may not be more than 4 Interest Periods in effect in respect of all Eurodollar Rate Loans.

      On the terms and subject to the conditions of this Agreement, each Loan described above shall be disbursed promptly after the Administrative Agent's receipt from each Lender of such Lender's Percentage of the Borrowing then requested by Revco on the applicable Borrowing Date therefor, in same day funds by wire transfer to such transferee(s), or to such account(s) of Revco, as Revco shall have specified in the applicable request therefor; provided that the Administrative Agent shall disburse such funds as it has received from the Lenders to Revco no later than 12:00 noon, San Francisco time.

     The Administrative Agent shall promptly notify the Lenders of the receipt of each request pursuant to this Section. Each request for Loans made pursuant to this Section 3.1.1 shall constitute Revco's representation and warranty made to the Administrative Agent, the Managing Agents and the Lenders that all of the applicable conditions contained in Article VI of the Bank Credit Agreement will, after giving effect to such Borrowing, be satisfied, and the making available of such Loans to Revco shall be subject to the satisfaction of the applicable conditions of Article VI of the Bank Credit Agreement.

     SECTION 3.1.2. Funding of Borrowings. Subject to the terms and conditions of this Agreement, each Borrowing shall be made on the Borrowing Date specified in the request duly made therefor. On each Borrowing Date, each Lender shall deposit with the Administrative Agent same day funds, at or before 11:00 a.m., San Francisco time, in an amount equal to such Lender's Percentage of the amount of such requested Borrowing, such deposit to be made to such account as the Administrative Agent shall specify from time to time by notice to the Lenders. After timely receipt of such funds, the Administrative Agent shall promptly on such Borrowing Date make such funds available to Revco by wire transfer to such transferee(s), or to such account(s) of Revco, as Revco shall have specified in the request therefor. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any such Loan.

     SECTION 3.2. Note. All Loans made by the Lenders shall be evidenced by a promissory note (the "Note") of Revco, dated the Effective Date and substantially in the form of Exhibit A, payable to the order of the Administrative Agent for the account of the Lenders ratably in accordance with their respective Percentages and in a maximum principal amount equal to the initial Total Revolving Credit Commitment Amount.

     Revco hereby irrevocably authorizes the Administrative Agent to make (or cause to be made) appropriate notations on the schedule attached to the Note (or on a continuation of such schedule attached to such Note and made a part thereof), or in the Administrative Agent's other records, which notations shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate (including any applicable conversions thereof pursuant to Section 4.2 of the Bank Credit Agreement) applicable to, the Loans evidenced thereby. Such notations indicating the outstanding principal amount of the Loans shall, in the absence of manifest error, be conclusive evidence of the principal amount thereof owing and unpaid, but the failure to record or any error in recording any such amount on such schedule (or on such continuation), or in such other records, shall not limit or otherwise affect the obligations of Revco hereunder or under such Note to make payment of principal of or interest on such Loans when due. The Administrative Agent will hold the original Note.

     Nothing in this Section 3.2 shall be construed or deemed to limit or otherwise prejudicially affect the rights of any Lender to repayment of its Loans and other Obligations owing to such Lender or to commence or maintain any action, suit or other proceeding therefor against Revco or other Obligor without the necessity of joining the Administrative Agent as party thereto, which rights Revco hereby acknowledges and agrees to.

     SECTION 3.3. Interest Payments. Not in limitation but in furtherance of Section 1.1 hereof, Section 3.4 of the Bank Credit
Agreement is specifically incorporated herein by reference.

     SECTION 3.4. Use of Proceeds. Revco shall apply the proceeds of each Borrowing for ongoing working capital and general corporate purposes of Revco and its Subsidiaries, including the making of any loans or capital contributions by Revco to its Subsidiaries, or for any other purpose permitted by the Bank Credit Agreement, including a Permitted Strategic Investment.


                              ARTICLE IV

      AGREEMENT EFFECTIVENESS AND CONDITIONS TO CREDIT EXTENSIONS

     SECTION 4.1. Effective Date. This Agreement shall be and become effective on the date (the "Effective Date") on which Revco, the Lenders and the Administrative Agent shall have executed and delivered this Agreement and the prior or concurrent satisfaction of each of the requirements set forth in this Section 4.1.

     SECTION 4.1.1. Resolutions, etc. The Administrative Agent and such Lenders as shall have requested receipt of same prior to the Effective Date shall have received:

          (a) a certificate, dated the Effective Date, of the Secretary or any Assistant Secretary of each Obligor as to:

               (i) no amendments to the Organic Documents of such Obligor since July 27, 1995 except as noted in such certificate;

               (ii) resolutions of the Board of Directors of such Obligor then in full force and effect, authorizing the execution, delivery and performance of each Credit Document to be executed by it and the related transactions contemplated in connection therewith, and

               (iii) the incumbency and signatures of those of its officers authorized to act with respect to each Credit
          Document to be executed by it,

     upon which certificate each Lender, including each Assignee (whether or not it shall have then become a party hereto), may conclusively rely until it shall have received a further certificate of the Secretary of such Obligor replacing or amending such prior certificate; and

          (b) such other documents (certified if requested) as the Administrative Agent or the Required Lenders may reasonably request with respect to any Organic Document, Contractual
     Obligation or Approval.

     SECTION 4.1.2. Note; Debt Registration Agreement. The
Administrative Agent shall have received:

          (a) the Note duly executed and delivered pursuant to Section
     3.2; and

          (b) a debt registration agreement substantially in the form of Exhibit I (the "Debt Registration Agreement") duly executed and delivered by Revco.

     SECTION 4.1.3. No Contest, etc. No litigation, arbitration, governmental investigation, proceeding or inquiry shall, on the Effective Date, be pending or, to the knowledge of Revco, threatened which:

          (a) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, any transactions contemplated by or in connection with this Agreement; or

          (b) might, in the opinion of the Required Lenders, if adversely determined, be reasonably expected to have a Materially Adverse Effect, or be materially detrimental to the interests of any of the parties hereto with respect to any of the transactions contemplated hereby.

     SECTION 4.1.4. No Materially Adverse Effect. No event or events which, individually or in the aggregate, in the opinion of the Required Lenders, could have a Materially Adverse Effect shall have occurred since June 1, 1996.

     SECTION 4.1.5. Certificate as to Warranties, No Default, etc. The Administrative Agent shall have received a certificate, dated the Effective Date, of Revco executed on its behalf by the chief executive or financial Authorized Officer of Revco stating that on and as of the Effective Date:

           (a) all representations and warranties set forth in Article VII of the Bank Credit Agreement are true and correct in all material respects; and

           (b)  no Default has occurred and is continuing.

     SECTION 4.1.6. Opinions of Counsel. The Administrative Agent shall have received opinion letters, dated the Effective Date and addressed to the Administrative Agent and the Lenders, from:

          (a) Jack A. Staph, Esq., Senior Vice President, Secretary and General Counsel of Revco, substantially in the form of Exhibit F-1; and

          (b) Mayer, Brown & Platt, counsel to the Administrative
     Agent, substantially in the form of Exhibit F-2.

     SECTION 4.1.7. Closing Fees, Expenses, etc. The Administrative Agent shall have received for the account of each Lender, all fees then due and payable under Section 2.3.2.


                           ARTICLE V

                       EVENTS OF DEFAULT

     SECTION 5.1. Events of Default. The term "Event of Default" shall mean any of the events set forth in this Section 5.1.

     SECTION 5.1.1. Non-Payment of Obligations. Revco shall default:

          (a) in the payment or prepayment when due (whether at stated maturity or by acceleration, mandatory prepayment or otherwise) of any principal of any Loan; or

          (b) in the payment when due of any interest on any Loan or any other monetary Obligation (other than principal of any Loan) and such default shall continue unremedied for a period of 5
     Business Days.

     SECTION 5.1.2. Non-Performance of Certain Covenants. Revco shall default in the due performance or observance of any of its obligations under Section 8.2 of the Bank Credit Agreement.

     SECTION 5.1.3. Non-Performance of Other Obligations. Revco shall default in the due performance and observance of any other agreement contained herein or in any other Credit Document executed by it, and such default shall continue unremedied for a period of 30 days after the earlier of notice thereof shall have been given to Revco by the Administrative Agent or the date on which an Authorized Officer of Revco knew or should have known of such default.

     SECTION 5.1.4. Bankruptcy, Insolvency, etc. Revco or any of its Subsidiaries shall:

          (a) become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due;

          (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for Revco or any such Subsidiary or any property of any thereof, or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for Revco or any such Subsidiary or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days;

          (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of Revco or any such Subsidiary, and, if such case or proceeding is not commenced by Revco or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by Revco or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or

          (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

     SECTION 5.1.5. Breach of Warranty. Any representation or warranty of Revco hereunder or in the Credit Documents or any representation or warranty by any Obligor in any Credit Document or any other writing furnished by or on behalf of Revco or any Obligor to the Administrative Agent or any Lender for the purposes of or in connection with this Agreement or any such Credit Document is or shall be incorrect when made or deemed made in any material respect.

     SECTION 5.1.6. Default on Other Indebtedness, etc. Any other Indebtedness of Revco or any of its Subsidiaries in an outstanding principal amount of $10,000,000 or more shall become due and payable and not be paid or satisfied in full, or its holder shall be entitled to require Revco or such Subsidiary to purchase, repurchase, redeem, defease, retire or otherwise prepay such Indebtedness in whole or in part except with respect to the 6.5% Convertible Subordinate Debentures of Big B, Inc. due March 15, 2003 or as permitted by
Section 8.2.10(b) of the Bank Credit Agreement (in each case without giving effect to any grace periods applicable thereto); or any default shall occur under the terms applicable to any Indebtedness in an outstanding principal amount of $10,000,000 or more of Revco or any of its Subsidiaries representing any borrowing or financing or arising under any other material agreement, and such default shall:

          (a) consist of the failure to pay such Indebtedness at the maturity thereof;

          (b) result in the acceleration of such Indebtedness, or continue unremedied for a period of time sufficient to permit the acceleration of such Indebtedness or to permit the holder thereof to require Revco or such Subsidiary to purchase, redeem or defease such Indebtedness in whole or in part; or

          (c) without limiting clause (b) above, continue unremedied (and not have been waived by the holder of such Indebtedness) for more than 10 days.

     SECTION 5.1.7. Invalidity of HSI Guaranty. The HSI Guaranty shall cease to be in full force and effect with respect to HSI other than as expressly permitted hereunder, HSI shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of the HSI Guaranty, or HSI (or any Person by, through or on behalf of HSI), shall contest in any manner the validity, binding nature or enforceability of the HSI Guaranty with respect to HSI.

     SECTION 5.1.8. Non-Acceptance of Debt Registration Agreement. The Debt Registration Agreement shall not have been accepted, recorded and registered by the Collateral Agent in accordance with Section 5.4 of the Collateral Agency Agreement.

     SECTION 5.1.9. Pension Plans. Any of the following events shall occur with respect to any Pension Plan:

          (a) the institution of any steps by Revco, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, Revco or any such member could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $10,000,000;

          (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section
     302(f) of ERISA;

          (c) the institution of any steps or failure to take any action by Revco, any member of its Controlled Group or any other Person if such act or omission results, or could reasonably be expected to result, in the assessment of withdrawal liability by a Multiemployer Plan against Revco or any member of its Controlled Group in an amount in excess of $10,000,000; or

          (d) a "default" (as defined in section 4219(c)(5) of ERISA) occurs with respect to payments owed by Revco or any member of its Controlled Group to any Multiemployer Plan.

     SECTION 5.1.10. Judgments. Any judgment or order for the payment of money in an aggregate amount in excess of $20,000,000 shall be rendered against Revco or any of its Subsidiaries and either:

          (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

          (b) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

     SECTION 5.1.11. Change in Control. Any Change in Control shall occur.

     SECTION 5.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 5.1.4 shall occur, then all Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

     SECTION 5.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 5.1.4) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent may, and upon the direction of the Required Lenders, shall, upon notice or demand, declare a Commitment Termination Event, declare the outstanding principal amount of the Loans and all other Obligations to be due and payable and terminate all Commitments, whereupon the full unpaid amount of such Loans and any and all other Obligations shall be and become immediately due and payable, without further notice, demand, or presentment, and/or, as the case may be, the Commitments shall terminate.


                              ARTICLE VI

                             MISCELLANEOUS

     SECTION 6.1. Waivers, Amendments, etc. The provisions of this Agreement, including, without limitation, the provisions of the Bank Credit Agreement incorporated herein, and of each Credit Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by Revco and the Required Lenders and acknowledged by the Administrative Agent (it being understood that the Administrative Agent has no independent vote), provided that no such amendment, modification or waiver:

          (a) which would modify any requirement hereunder that any particular action be taken by all Lenders or by the Required
     Lenders shall be effective unless consented to by each Lender;

          (b) which would modify this Section 6.1, change the definition of "Required Lenders" or "Voting Percentage", increase any Total Revolving Credit Commitment Amount or change any Percentage or Voting Percentage for any Lender, reduce any fees described in Article II, extend the Revolving Credit Commitment Termination Date or subject any Lender to any additional obligations shall be made without the consent of each Lender;

          (c) which would extend any mandatory Commitment reduction date or reduce the amount of any mandatory Commitment reduction or extend the due date for, or reduce the amount of any payment of principal, interest or fees on any Loan shall be made without the consent of each Lender;

          (d) which would affect adversely the interests, rights or obligations of the Administrative Agent qua the Administrative Agent shall be made without the consent of the Administrative Agent;

          (e) which would release Revco under the Debt Registration
     Agreement; or

          (f) which would release HSI under the HSI Guaranty, shall be made without the consent of each Lender, and provided, further, that the Fee Letter may be amended or rights or privileges thereunder waived in a writing executed by the parties thereto.

     No failure or delay on the part of the Administrative Agent or any Lender in exercising any power or right under this Agreement or any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on Revco in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent or any Lender under this Agreement or any other Credit Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 6.2. Fees and Expenses. Revco shall pay, upon receipt of an itemized invoice therefor in reasonable detail, on demand all expenses of each Lender in connection with its review and examination of Revco and its Subsidiaries for purposes of the transactions contemplated hereby, in connection with the development, preparation, delivery, execution, closing and ongoing administration of the Credit Documents (including the reasonable fees and expenses of Mayer, Brown & Platt or other counsel (and allocated costs and disbursements of internal counsel) to the Lenders and the Administrative Agent (and of local counsel, if any, who may be retained by counsel to the Lenders) and all travel and lodging expenses, fees and expenses of consultants, field examiners and other experts, environmental analysis fees, and printing, document production, delivery and communication costs in connection with the Credit Documents and the transactions contemplated thereby). If, at any time or times, regardless of the existence of an Event of Default, the Administrative Agent (or, in the case of clause
(b) or (c) below, any Lender) shall employ counsel, consultants, field examiners or other professional advisors for advice or other representation or shall incur reasonable legal, appraisal, accounting, consulting or other costs and expenses (including reasonable loan administration expenses) in connection with:

          (a) any amendment, supplement, modification or waiver of, or consent with respect to, any of the Credit Documents (including any "workout" or other restructuring or resetting of any or all of the Obligations);

          (b) any litigation, contest, dispute, suit, proceeding or action (whether instituted by the Administrative Agent or any Lender, Revco or any other Person) in any way relating to, any of the Credit Documents, or any other agreements to be executed or delivered in connection therewith or herewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Revco or any other Person that may be obligated to the Administrative Agent or any Lender by virtue of the Credit

     Documents, under the Bankruptcy Code or any other applicable
     Federal, state, or foreign bankruptcy or other similar law; or

          (c) any attempt to enforce any rights of the Administrative Agent or any Lender against Revco or any other Person that may be obligated to the Administrative Agent or any Lender by virtue of any of the Credit Documents;

then, and in any such event, the reasonable fees of such attorneys, consultants, field examiners and other professional advisors arising from such services, including those of any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel or other professionals in any way or respect arising in connection with or relating to any of the events or actions described in this Section, together with all other out-of-pocket expenses of the Administrative Agent or such Lender in connection with any of the foregoing events, shall, upon receipt by Revco of an itemized invoice therefor in reasonable detail, be payable on demand by Revco to the Administrative Agent or such Lender and shall be additional Obligations secured under the Credit Documents. Without limiting the generality of the foregoing, such reasonable expenses, costs, charges and fees may include: paralegal fees, costs and expenses; accountants' fees, costs and expenses; environmental analysis fees, costs and expenses; appraisers' fees, costs and expenses; management, employee benefit, liquidator and other consultants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other professional services.

     SECTION 6.3. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of its Commitment, Revco hereby indemnifies, exonerates and holds the Administrative Agent, and each Lender and each of their respective officers, directors, employees attorneys and agents (the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses actually incurred in connection therewith (irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

          (b) the entering into and performance by Revco or any other Obligor of this Agreement and any other Credit Document;

          (c) any investigation, litigation, or proceeding related to any acquisition or proposed acquisition by Revco or any of its Subsidiaries of all or any portion of the stock or all or substantially all the assets of any Person, whether or not the Administrative Agent or such Lender is party thereto; or

          (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by Revco or any of its Subsidiaries of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under CERCLA, any so-called "Superfund" or "Superlien" law, or any other federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards on conduct concerning, any Hazardous Material), regardless of whether caused by, or within the control of, Revco or any of its Subsidiaries; provided that, notwithstanding the foregoing, Revco shall indemnify each Indemnified Party regardless of whether such Indemnified Party takes possession of any real property owned or operated by Revco or any of its Subsidiaries for all matters for which an Indemnified Party might otherwise be entitled to indemnification by Revco hereunder which have occurred or arisen prior to the time at which such Indemnified Party takes such possession and which are unremediated or continuing, and possession by such Indemnified Party shall not affect Revco's duty and obligation to indemnify such Indemnified Party hereunder, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party which are determined by a final judgment of a court of competent jurisdiction to be attributable solely to such Indemnified Party's gross negligence or willful misconduct; provided that, if Revco institutes any action, suit or proceeding against any of the Indemnified Parties and such action, suit or proceeding is unsuccessful, Revco shall indemnify and hold harmless the Indemnified Parties from and against all Indemnified Liabilities arising in connection with or relating to such action, suit or proceeding. If and to the extent that the undertaking described in this Section 6.3 may be unenforceable for any reason, Revco hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law. No Indemnified Person shall be responsible or liable to Revco, any of its Subsidiaries, any of their respective successors or assigns, or any other Person asserting claims derivatively through any such party, for indirect, punitive, exemplary or consequential damages which may be alleged as a result of this Agreement and the other Credit Documents or the transactions contemplated hereby and thereby. The provisions of this Section 6.3 shall be in addition to any rights that any Indemnified Person may have at law or otherwise, including any rights to contribution.

     SECTION 6.4. Survival. The obligations of Revco under Sections
6.2 and 6.3, and the obligations of the Lenders under Section 10.1 of the Bank Credit Agreement, shall in each case survive any termination of this Agreement and the payment in full of any or all of the Obligations. The representations and warranties made by Revco and any other Obligor in this Agreement, the Note and in each other Credit Document shall survive the execution and delivery of this Agreement, the Note and each such other Credit Document.

     SECTION 6.5. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Agreement, the Note or any other Credit Document is prohibited or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, the Note or such other Credit Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 6.6. Headings. The various headings of this Agreement, the Note and of each other Credit Document are provided solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement, the Note or such other Credit
Document or any provisions hereof or thereof.

     SECTION 6.7. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SECTION 6.8. GOVERNING LAW; ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTE AND EACH OTHER CREDIT DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS. THIS AGREEMENT, THE NOTE AND THE OTHER CREDIT DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

     SECTION 6.9. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that:

          (a) Revco may not assign or transfer (by operation of law or otherwise) its rights or obligations hereunder without the prior written consent of all Lenders; and

          (b) the rights of sale, assignment and transfer by the Lenders are subject to Section 11.11 of the Bank Credit
     Agreement.

     SECTION 6.10. Other Transactions. Nothing contained herein shall preclude the Administrative Agent or any Lender from engaging in any debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Credit Document, with Revco or any of its Affiliates in which Revco or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 6.11. WAIVER OF JURY TRIAL, ETC. REVCO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTE OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, OR REVCO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, AND SUCH LENDERS ENTERING INTO THIS AGREEMENT.

     SECTION 6.12. SUBMISSION TO JURISDICTION. REVCO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE CREDIT DOCUMENTS OR THE NOTE, AND REVCO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. REVCO, ON BEHALF OF ITSELF AND EACH SUBSIDIARY, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AS WELL AS ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO REMOVE ANY SUCH ACTION OR PROCEEDING, ONCE COMMENCED, TO ANOTHER COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE. REVCO HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT [208 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60604], UNITED STATES, AS ITS AGENT TO RECEIVE ON BEHALF OF REVCO AND ITS PROPERTY SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO REVCO IN CARE OF THE PROCESS

AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND REVCO HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. REVCO AGREES TO INDEMNIFY THE PROCESS AGENT IN CONNECTION WITH ALL MATTERS RELATING TO ITS APPOINTMENT AS AGENT OF REVCO FOR SUCH PURPOSES, TO ENTER INTO ANY AGREEMENT RELATING TO SUCH APPOINTMENT WHICH THE PROCESS AGENT MAY CUSTOMARILY REQUIRE, AND TO PAY THE PROCESS AGENT'S CUSTOMARY FEES UPON DEMAND. AS AN ALTERNATIVE METHOD OF SERVICE, REVC0 ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO REVCO AT ITS ADDRESS SPECIFIED PURSUANT TO
SECTION 11.2 OF THE BANK CREDIT AGREEMENT. REVCO AGREES THAT A FINAL, NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

     REVCO AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY OF ANY THEREOF, ARISING OUT OF OR RELATING TO THIS AGREEMENT, IN ANY COURT OTHER THAN THE ONE HEREINABOVE SPECIFIED IN THIS SECTION. NOTHING IN THIS SECTION, HOWEVER, SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST REVCO OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

             [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                   REVCO D.S., INC.


                                   By /s/ Brian P. Carney
                                      ----------------------------------
                                   Name:  Brian P. Carney
                                   Title: Senior Vice President, Finance

                                   Address:  1925 Enterprise Parkway
                                             Twinsburg, Ohio 44087

                                   Telephone No.: (216) 425-9811
                                   Facsimile No.: (216) 487-1679
                                                  (216) 487-1081

                                   Attention:     Jack A. Staph, Esq.
                                                  General Counsel

                     BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                     ASSOCIATION, as Administrative Agent


                     By /s/ Kevin P. Morrison
                        -------------------------------------
                     Name:  Eric A. Schubert
                     Title: Managing Director

                     Credit/Documentation Issues:

                     Address:  231 South LaSalle Street
                               Chicago, Illinois 60697

                     Telephone No.: (312) 828-6517
                     Facsimile No.: (312) 828-3555
                     Attention:     Eric A. Schubert
                                    Managing Director

                     Administrative Issues:

                     Address:  1455 Market Street, 12th Floor
                               San Francisco, California 94103

                     Telephone No.: (415) 436-2747
                     Facsimile No.: (415) 436-2700
                     Attention:     George J. Slawek

Commitment  Percentage    BANK OF AMERICA ILLINOIS

$65,000,000 52%
                     By /s/ Kevin P. Morrison
                        ---------------------------------
                     Name:  Eric A. Schubert
                     Title: Managing Director

                     Address:  231 South LaSalle Street
                               Chicago, Illinois 60697

                     Telephone No.: (312) 828-6517
                     Facsimile No.: (312) 828-3555
                     Attention:     Eric A. Schubert
                                    Managing Director

                     Domestic
                     Office:   231 South LaSalle Street
                               Chicago, Illinois 60697

                     Eurodollar
                     Office:   231 South LaSalle Street
                               Chicago, Illinois 60697

Commitment  Percentage    BANQUE PARIBAS

$60,000,000 48%
                     By /s/ Peter Toal
                        --------------------------------
                     Name:  Peter Toal
                     Title: Regional General Manager


                     By /s/ Mark Radzik
                        --------------------------------
                     Name:   Mark Radzik
                     Title:  Vice President

                     Address:  227 West Monroe Street
                               Suite 3300
                               Chicago, Illinois 60606

                     Telephone No.: (312) 853-6000
                     Facsimile No.: (312) 853-6020
                     Attention:     Mark Radzik
                                    Vice President

                     Domestic
                     Office:        227 West Monroe Street
                                    Suite 3300
                                    Chicago, Illinois 60606

                     Eurodollar
                     Office:        227 West Monroe Street
                                    Suite 3300
                                    Chicago, Illinois 60606

                                                     EXHIBIT A



                        REVOLVING NOTE

$125,000,000                                          November 15, 1996

     FOR VALUE RECEIVED, on or before the Revolving Credit Commitment Termination Date, the undersigned hereby promises to pay to the order of Bank of America National Trust and Savings Association, as administrative agent (the "Administrative Agent"), for the account of the financial institutions which are now or hereafter become Lenders (the "Lenders") under the Credit Agreement referred to below, at the Administrative Agent's principal office in San Francisco, California, the principal amount of ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000), or, if less, the aggregate unpaid principal amount of the Loans made by the Lenders to the undersigned pursuant to the Credit Agreement referred to below (as shown in the records of the Administrative Agent or, at the Administrative Agent's option, on the grid attached hereto and any continuation thereof).

     The undersigned further promises to pay interest on the unpaid principal amount of each Loan evidenced by this Note from the date of such Loan until such Loan is paid in full, payable at such rate(s) and at such time(s) as are provided in the Credit Agreement referred to below.

     This Note evidences indebtedness incurred as Loans under, and is subject to the terms and provisions of, the Credit Agreement (364 Day Facility), dated as of November 15, 1996 (herein, as the same may be amended, modified, restated, supplemented, extended, refinanced, refunded or renewed, from time to time, called the "Credit Agreement"), among the undersigned, Banque Paribas, Bank of America Illinois (formerly known as Continental Bank) as Lenders and the Administrative Agent, to which Credit Agreement reference is hereby made for a statement of such terms and provisions, including those under which this Note may be paid prior to its due date or its due date may be accelerated and those requiring partial prepayment under certain circumstances. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement, notwithstanding any termination thereof.

     In addition to and not in limitation of the foregoing, but subject to the provisions of the Credit Agreement, the undersigned further agrees to pay on demand all reasonable attorneys' fees and legal expenses incurred by the Administrative Agent and the Lenders in connection with the enforcement of this Note, and any and all amendments, modifications, restatements, supplements, extensions, refinancings, refunds and renewals relating to this Note.

     This Note is made under and governed by the laws of the State of New York without regard to principles of conflicts of law.

                                    REVCO D.S., INC.



                                    By:
                                         --------------------
                                    Name:
                                         --------------------
                                    Title:
                                          -------------------

Address:

1925 Enterprise Parkway
Twinsburg, Ohio 44087

                                 GRID


Grid attached to Note dated November 15, 1996 of Revco D.S., Inc., payable to the order of Bank of America National Trust and Savings Association, as Administrative Agent, for the account of certain
Lenders.


  Date of
   Loan,                     Interest
Conversion    Amount   Type   Period,   Amount     Principal
    or          of      of      if        of         Amount      Notation
Continuation  Loan     Loan    any     Repayment   Outstanding   Made By

                                                           EXHIBIT F-1


                         [Letterhead of Revco]


                           November 15, 1996


To the Administrative Agent
and each of the Lenders party to
the Credit Agreement (364 Day
Facility) dated as of November
15, 1996 by and among Revco
D.S., Inc., the Administrative
Agent, and such Lenders


                         Re: Revco D.S., Inc.
                             ----------------

Ladies and Gentlemen:

     I am Senior Vice President, Secretary and General Counsel of Revco D.S., Inc., a Delaware corporation (the "Borrower"), and have advised the Borrower and its Subsidiaries (together with the Borrower, the "Companies" and individually a "Company") on certain legal matters in connection with that certain Credit Agreement (364 Day Facility) dated as of November 15, 1996 (the "Credit Agreement"), by and among the Borrower, Banque Paribas, a French banking corporation, and Bank of America Illinois, an Illinois banking corporation (formerly known as Continental Bank) (together the "Lenders"), and Bank of America National Trust and Savings Association, as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Credit Agreement. This opinion is furnished to you pursuant to section 4.1.6(a) of the Credit Agreement.

     I have examined originals or copies, certified or otherwise identified to my satisfaction as being true copies, of the following (sometimes collectively referred to below as the "Documents" and individually as a "Document"), each dated (or dated as of) November 15, 1996, unless otherwise indicated:

        (a)    the Credit Agreement;

        (b)    the Note; and

        (c)    the Debt Registration Agreement.

November 15, 1996
Page 2

     I have also examined original copies or copies certified to my satisfaction of such other agreements, instruments and other documents as I have deemed necessary to enable me to render the opinions expressed herein. In my examination, I have assumed the genuineness of all signatures and the legal capacity of all natural persons.

     I have assumed: that each entity that is a party to the Documents (other than the Borrower and its Subsidiaries) has been duly organized or formed and is validly existing and in good standing as a corporate or similar organization under the laws of its jurisdiction or organization, and is qualified to do business and is in good standing as a foreign corporation or other organization in each jurisdiction where by law it is required to be so qualified; that each Document has been duly authorized, executed and delivered by each other party and constitutes such other party's valid and binding obligation, enforceable against such party in accordance with its terms; that each such other party has the requisite corporate or other organizational power and authority to perform such other party's obligations under the Documents; and that each such other party to the Documents has performed and will perform such other party's obligations under the Documents.

     Based on the foregoing, I am of the opinion that:

     1. Each Company is duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where it owns or leases a material amount of property or conducts a material amount of business and in which the failure to be so qualified would have a Materially Adverse Effect.

     2. The execution and delivery by each Company of each Document to which it is a party, and performance by each Company of each Document to which it is a party, are within its corporate powers, have been duly authorized by all requisite corporate action, and do not and will not (a) contravene any of the provisions of such Company's Organic Documents; (b) contravene any existing law, rule or regulation applicable to such Company, or any court decree or order binding on or affecting such Company or its properties; (c) result in, or require the creation or imposition of, any Lien on any of the properties of such Company pursuant to the provisions of any Contractual Obligation of such Company; (d) require any authorization or approval from or other action by, or any notice to or filing with, any governmental authority or regulatory body or other Person, except such as have been duly obtained or made and are in full force and effect; or (e) contravene or conflict with, or constitute a default or breach of, any Contractual Obligation of such Company.

November 15, 1996
Page 3

     3. Each Document has been duly and validly executed and delivered by each Company that is a party thereto.

     4. To my knowledge, there is no pending or threatened litigation, action, proceeding or labor controversy affecting any Company, or any of the properties, businesses, assets or revenues of any Company, which may have a Materially Adverse Effect, except as disclosed in
Item 7.7 of the Disclosure Schedule, or which purports to affect the legality, validity or enforceability of the Credit Agreement, the Note or any other Document.

     5. No Company is an "investment company" or is "controlled" by an "investment company," in each case within the meaning of the Investment Company Act of 1940, as amended or a "holding company," or an "affiliate" of a "holding company," in each case within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     6. No Company is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and the application of the proceeds of the Loans as set forth in the Credit Agreement will not violate F.R.S. Board Regulations G, T, U or X.

     7. Each Document to which any Company is a party constitutes the valid and binding obligation of such Company, enforceable in accordance with its terms.

     8. The aggregate interest and fees to be paid, and the method of calculation and payment thereof, in accordance with the Documents are not usurious under, or otherwise in violation of, the civil usury law of the State of Ohio.

     9. Neither the Administrative Agent nor any Lender is, solely by reason of the rights and interests conveyed or assigned by the Documents, required to qualify as a foreign corporation or to file any designation for service of process or to qualify to do business in the State of Ohio solely to exercise rights under or with respect to the Documents.

     The above opinions are subject to the following additional limitations, qualifications and exceptions:

November 15, 1996
Page 4


     A. The effect and application of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect which relate to or limit creditors' rights generally;

     B. The effect and application of general principles of equity, whether considered in a proceeding in equity or at law;

     C. Limitations imposed by or resulting from the exercise by any court of its discretion; and

     D. Limitations imposed by reason of generally applicable public policy principles or considerations.

     I am rendering these opinions in my capacity as a member of the Bar of the State of Ohio, and I express no opinion in this letter concerning any law other than the law of the State of Ohio, the General Corporation Law of the State of Delaware and the federal law of the United States of America. I assume, with your permission and without independent review, that insofar as laws other than the law of the State of Ohio, the General Corporation Law of the State of Delaware and the federal law of the United States of America may be applicable to any matters opined to herein, such law is identical to the law of the State of Ohio, but I express no opinion as to the extent to which the law of the State of Ohio or the law of any other jurisdiction may apply.

     The opinions expressed herein are solely for your benefit and the benefit of your assignees and participants in connection with the Credit Agreement.


                                          Very truly yours,




                                          Jack A. Staph
                                          Senior Vice President,
                                            Secretary and General Counsel

                                                           EXHIBIT F-2


                   [Mayer, Brown & Platt letterhead]


                           November 15, 1996


To:   The Administrative Agent and
      the Lenders party to the Credit
      Agreement referred to below on
      the date hereof


                         Re: Revco D.S., Inc.
                             ----------------

Ladies and Gentlemen:

     This opinion is being delivered to you pursuant to Section 4.1.6(b) of the Credit Agreement (364 Day Facility), dated as of November 15, 1996 (the "Credit Agreement"), among Revco D.S., Inc., a Delaware corporation ("Revco"), Banque Paribas and Bank of America Illinois (formerly known as Continental Bank) (together the "Lenders") and Bank of America National Trust and Savings Association as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Credit Agreement.

     We have acted as counsel to the Administrative Agent in connection with the Credit Documents, and we have participated in the closing held in connection with the amendment and restatement on the date hereof.

     In so acting, we have examined execution counterparts of the Credit Documents listed on Schedule I hereto.

     In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all such documents submitted to us as copies, and the due authority of the Persons executing or delivering the same. We have made no independent examination of the records of Revco, any Lender or the Administrative Agent.

     As to the factual matters relating to our opinions set forth herein, we have relied upon the documents that we have examined. As to matters of law covered by an opinion of counsel referred to in
Schedule I hereto, we have relied solely, without

November 15, 1996
Page 2

independent verification or investigation as to any of the matters referred to therein, on such opinion. Our opinions expressed herein are limited to the law of the State of New York, and we do not express any opinion concerning any other law.

     Based on the foregoing examination of documents and assumptions and having due regard for legal considerations we deem relevant, we are of the following opinions:

          1. Assuming the due execution and delivery of the Credit Agreement by the parties thereto, the Credit Agreement constitutes the legal, valid and binding obligation of Revco enforceable against Revco in accordance with its terms.

          2. The other Credit Documents listed in Schedule I hereto are substantially responsive to the requirements of Section 4.1 of the Credit Agreement.

     Our opinions expressed above are subject to the following qualifications:

          (1) Our opinions in paragraph 1 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Such principles of equity are of general application, and in applying such principles a court, among other things, might not allow a creditor to accelerate maturity of a debt upon the occurrence of a default deemed immaterial or might decline to order Revco or another Obligor to perform covenants. Such principles applied by a court might include a requirement that a creditor act with reasonableness and good faith. Thus, we express no opinion as to the validity or enforceability of (i) provisions restricting access to legal or equitable remedies, such as the specific performance of executory covenants, (ii) provisions that purport to establish evidentiary standards, (iii) provisions relating to waivers, severability, indemnity, submissions to jurisdiction, set-off, delay or omission of enforcement of rights or remedies, and (iv) provisions purporting to convey rights to Persons other than parties to the Credit Agreement and the other Credit Documents. Such requirement might be applied, for example, to the provisions of the Credit Agreement and the other Credit Documents purporting to authorize

November 15, 1996
Page 3

     conclusive determinations by the Administrative Agent or any Lender. Such general principles of equity do not, in our opinion, make the remedies afforded by the Credit Agreement inadequate for the practical realization of the respective benefits intended to be provided thereby, except for the economic consequences resulting from any delay imposed by, or any procedure required by, applicable New York laws, rules, regulations and court decisions and by constitutional requirements in and out of the State of New York.

          (2) We express no opinion whatsoever as to the applicability (and, if applicable, the effect) of Section 548 of the Federal Bankruptcy Code, or any comparable provisions of state or foreign law, to or on any of the Credit Documents.

          (3) We express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Credit Agreement or the Note may be sought which limits the rates of interest legally chargeable or collectible.

          (4) We also express no opinion as to the enforceability of any provision purporting to provide indemnification or contribution relating to matters under Federal or state securities laws.

     This opinion is furnished by us, as counsel to the Administrative Agent, to you and may not be used or relied upon by any other Person or for any other purpose.


                                        Very truly yours,

                                        MAYER, BROWN & PLATT


                                        By:
                                            ---------------------
                                            J. Paul Forrester

                              SCHEDULE I


        1.   Credit Agreement

        2.   Note

        3.   Debt Registration Agreement

        4.   Opinion of Jack A. Staph

                                                           EXHIBIT I


                      DEBT REGISTRATION AGREEMENT

                        Date: November 15, 1996

     Reference is made to the Collateral Agency Agreement dated as of July 15, 1994 (as the same may be amended, supplemented, restated, or otherwise modified or replaced from time to time, the "Collateral Agency Agreement"; capitalized terms not otherwise defined herein being used herein as defined in the Collateral Agency Agreement), among Revco D.S., Inc. (the "Company"), Chemical Bank, as Collateral Agent, Continental Bank, as HSI Agent, Continental Bank, as Senior Credit Agent, First Fidelity Bank, National Association, New Jersey, as Senior Note Trustee and various other Holders of Secured Obligations.

     By executing and delivering this Debt Registration Agreement and, upon the acceptance and recordation hereof by the Collateral Agent in accordance with Section 5.4 of the Collateral Agency Agreement, Bank of America National Trust and Savings Association (the "Holder Representative") hereby agrees on behalf of itself and the Holders it represents to be bound by all the terms and provisions of the Collateral Agency Agreement applicable to a Holder and a Holder Representative, as applicable, of Secured Obligations, and the address set out under its signature below shall constitute its address for the purposes of Section 5.2 until changed in accordance therewith.

     The Company and the Holder Representative each hereby confirms that (i) the Holder Representative represents Holders of Permitted Additional Indebtedness (as defined in the Credit Agreement), (ii) furnished herewith is a true and complete copy of the agreement of the Holder Representative and the Holders it represents evidencing the Permitted Additional Indebtedness (as defined in the Credit Agreement) to be registered hereunder, and (iii) the current outstanding principal amount of such Permitted Additional Indebtedness (as defined in the Credit Agreement) is $0.

     This Debt Registration Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to conflicts of law principles.

     IN WITNESS WHEREOF, the undersigned have caused this Debt
Registration Agreement to be executed as of the day and year first written above.

                                    BANK OF AMERICA NATIONAL TRUST
                                      AND SAVINGS ASSOCIATION


                                    By:
                                          -----------------------------
                                    Name:
                                    Title:

                                    Address:   231 South LaSalle Street
                                               Chicago, Illinois 60697

                                    Telephone No.:  (312) 828-6517
                                    Facsimile No.:  (312) 828-3555

                                    Attention:   Eric Schubert
                                                 Managing Director

                                    REVCO D.S., INC.

                                    By:
                                          -----------------------------
                                    Name:
                                    Title: